Exhibit 99.1

The Peoples Holding Company (AMEX: PHC)
P.O. Box 709
Tupelo, MS 38801-0709
Phone: (662) 680-1001
Fax: (662) 680-1234
www.thepeoplesbankandtrust.com

Press Release

For additional information, contact:

Jim Gray
Executive Vice President, Investor Relations & Planning Director
(662) 680-1217

Stuart Johnson
Executive Vice President & Chief Financial Officer
(662) 680-1472

Date:	August 20, 2003

The Peoples Holding Company Declares Dividend

         At the monthly meeting on Tuesday, August 19, 2003, the board of directors of The Peoples Holding Company (AMEX: PHC) approved the payment of a quarterly cash dividend of twenty-eight cents ($.28) per share to be paid October 1, 2003, to shareholders of record September 15, 2003.

        The Peoples Holding Company is the parent of Mississippi’s fourth largest commercial bank headquartered in the state. Through its wholly owned subsidiary, The Peoples Bank & Trust Company, the company is also parent of The Peoples Insurance Agency, Inc. The Peoples Bank has assets of approximately $1.4 billion and operates 40 community bank offices in 27 north and north central Mississippi cities.